As filed with the Securities and Exchange Commission on March 15, 2010
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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           AIXTRON AKTIENGESELLSCHAFT
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

      Federal Republic of Germany
     (State or other jurisdiction                    Not Applicable
  of incorporation or organization)       (I.R.S. Employer Identification No.)
 ------------------------------------   ----------------------------------------
             Kaiserstr. 98                               52134
            Herzogenrath
      Federal Republic of Germany
(Address of Principal Executive Offices)               (Zip Code)

                        AIXTRON AG 2007 Stock Option Plan
                            (Full title of the plan)

                                   Randy Singh
                            Chief Compliance Officer
                                  Aixtron, Inc.
                1139 Karlstad Drive, Sunnyvale, California, 94089
                     (Name and address of agent for service)

                                 (408) 747-7120
          (Telephone number, including area code, of agent for service)

                                   Copies to:

              Wolfgang Breme
         Chief Financial Officer,
      Aixtron Aktiengesellschaft                David M. Johansen, Esq.
               Kaiserstr. 98                       White & Case LLP
            52134 Herzogenrath               1155 Avenue of the Americas
       Federal Republic of Germany                New York, NY 10036
           +49 241 8909-444                         (212) 819-8200

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company.
  See definition of "large accelerated filer," "accelerated filer" and smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer  |X|                              Accelerated filer  [ ]
Non-accelerated filer    [ ]                       Smaller reporting company [ ]

                 (Do not check if a smaller reporting company)

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
                        CALCULATION OF REGISTRATION FEE

                                           Maximum      Proposed         Proposed
                                           Amount       Offering          Maximum           Amount of
                                           to be         Price           Aggregate        Registration
Title of Securities to be Registered     Registered     Per Share      Offering Price          Fee
-------------------------------------   ------------   -----------   ------------------   ---------------
Ordinary Shares, no par value           3,919,374(1)     $32.52(2)   $127,458,042.48(2)         $9,087.76

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(1)  The number of Ordinary Shares being registered represents the maximum number of Ordinary Shares to be issued pursuant to the AIXTRON AG 2007 Stock Option Plan, including any tranches thereunder (the "Plan"). American Depositary Receipts evidencing American Depositary Shares, if any, issuable upon deposit of the Ordinary Shares registered hereby will be registered under a separate registration statement on Form F-6. Pursuant to Rule 416(c), this Registration Statement shall also cover any additional Ordinary Shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Ordinary Shares of the Registrant. All such Ordinary Shares are issuable upon exercise of options with fixed exercise prices.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low reported prices of the Ordinary Shares on the Frankfurt Stock Exchange as reported by Xetra on March 8, 2010, converted into U.S. dollars at an exchange rate of
     (euro)1.00 = $1.3662, as determined by the euro foreign exchange reference rate as published by the European Central Bank on March 8, 2010.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                  INTRODUCTION

This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the "Commission") by AIXTRON Aktiengesellschaft, a stock corporation organized under the laws of the Federal Republic of Germany (the "Company"), relating to the registration of 3,919,374 ordinary shares, no par value (the "Shares") of the Company's common stock to be offered under the AIXTRON AG 2007 Stock Option Plan, including any tranches thereunder (the "Plan").

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I will be delivered by the Company to the participants in the Plan as required by Rule 428(b). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

The Company will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus) or other documents required to be delivered to participants in the Plan pursuant to Rule 428(b) of the Securities Act upon the written or oral request of such person directed to Investor Relations, at Aixtron AG, Kaiserstr. 98, 52134 Herzogenrath, Federal Republic of Germany, telephone +49 241 8909-444.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference:

          (1) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2009; and

          (2) The description of the Company's Ordinary Shares contained in the Company's Registration Statement on Form F-4 filed with the Commission on February 8, 2005, including all amendments and reports updating such description.

All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.   Description of Securities.

Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Neither the Articles of Association of the Company nor German law provides for indemnification of controlling persons, directors or officers of the Company.

Under German law, the Company may indemnify its officers, and, under certain circumstances, German labor law requires a stock corporation to do so. As a general matter, a German stock corporation may only indemnify members of its Board of Management or its Supervisory Board in limited circumstances. A German stock corporation may purchase directors and officers insurance. The Company maintains liability insurance for members of its management board and supervisory board. This insurance policy provides for indemnification of certain liabilities but with specific exclusions, such as claims brought in the United States.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

*5.1 Opinion of White & Case LLP as to the legality of the Shares being registered.

*10.1 English Translation of Description of the AIXTRON AG 2007 Stock Option
      Plan as adopted at the general meeting of shareholders of AIXTRON AG on May 22, 2007.

*10.2 English Translation of "Terms and Conditions for the Issue of
      Subscription Rights on Shares of AIXTRON AG 2007/2017."

*10.3 English Translation of "Terms and Conditions for the Issue of Subscription
      Rights on Shares of AIXTRON AG 2008/2018."

*10.4 English Translation of "Terms and Conditions for the Issue of Subscription
      Rights on Shares of AIXTRON AG 2009/2019."

*23.1 Consent of White & Case LLP (included in Exhibit 5.1).

*23.2 Consent of Deloitte & Touche GmbH Wirtschaftsprufungsgesellschaft.

*24.1 Power of Attorney (included in the Signature Pages to this Registration
      Statement).

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*     Filed herewith.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herzogenrath, Federal Republic of Germany on March 15, 2010.

                                   AIXTRON AKTIENGESELLSCHAFT


                                   By: /s/ Paul Hyland
                                       -----------------------------------------
                                       Paul Hyland
                                       President, Chief Executive Officer
                                       and Member of the Executive Board


                                   By: /s/ Wolfgang Breme
                                       -----------------------------------------
                                       Wolfgang Breme
                                       Executive Vice President, Chief Financial
                                       Officer and Member of the Executive Board

     Each person whose signature appears below constitutes and appoints and hereby authorizes Paul Hyland and Wolfgang Breme, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to cause the same to be filed, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons, thereunto duly authorized, on March 15, 2010.

               Signature                                 Titles
-------------------------------------   ----------------------------------------

            /s/ Paul Hyland               President, Chief Executive Officer
-------------------------------------      and Member of the Executive Board
            Paul Hyland                     (Principal Executive Officer)


          /s/ Wolfgang Breme                Executive Vice President, Chief
-------------------------------------       Financial Officer and Member of
            Wolfgang Breme                       the Executive Board
                                           (Principal Financial Officer and
                                             Principal Accounting Officer)


          /s/ Dr. Bernd Schulte              Executive Vice President and
-------------------------------------       Member of the Executive Board
           Dr. Bernd Schulte


             /s/ Randy Singh                   Authorized Representative
-------------------------------------            in the United States
               Randy Singh
Chief Compliance Officer, Aixtron, Inc.

                                 EXHIBIT INDEX

*5.1 Opinion of White & Case LLP as to the legality of the Shares being registered.

*10.1 English Translation of Description of the AIXTRON AG 2007 Stock Option
      Plan as adopted at the general meeting of shareholders of AIXTRON AG on May 22, 2007.

*10.2 English Translation of "Terms and Conditions for the Issue of Subscription
      Rights on Shares of AIXTRON AG 2007/2017."

*10.3 English Translation of "Terms and Conditions for the Issue of Subscription
      Rights on Shares of AIXTRON AG 2008/2018."

*10.4 English Translation of "Terms and Conditions for the Issue of Subscription
      Rights on Shares of AIXTRON AG 2009/2019."

*23.1 Consent of White & Case LLP (included in Exhibit 5.1).

*23.2 Consent of Deloitte & Touche GmbH Wirtschaftsprufungsgesellschaft.

*24.1 Power of Attorney (included in the Signature Pages to this Registration
      Statement).

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*     Filed herewith.